Sales Report:Supplement No. 46 dated Oct 01, 2010 to Prospectus dated Jul 26, 2010
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 26, 2010 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 26, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 444653
This series of Notes was issued and sold upon the funding of the borrower loan #44650, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.3%	Auction start date:	Sep-23-2010
				Auction end date:	Sep-29-2010

Starting lender yield:	6.85%	Starting borrower rate/APR:	7.85% / 8.19%	Starting monthly payment:	$156.34
Final lender yield:	6.85%	Final borrower rate/APR:	7.85% / 8.19%	Final monthly payment:	$156.34

Auction yield range:	2.79% - 6.85%	Estimated loss impact:	1.30%
Lender servicing fee:	1.00%	Estimated return:	5.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	May-1995	Debt/Income ratio:	11%
Credit score:	780-799 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	4y 5m
Amount delinquent:	$0	Total credit lines:	35	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$495	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	3%
		Homeownership:	Yes
Screen name:	mitcha1	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	4 ( 100% )	780-799 (Latest)
Principal borrowed:	$6,150.00	< 31 days late:	0 ( 0% )	700-719 (Sep-2008) 740-759 (May-2008) 680-699 (Mar-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	4
Description
Pay off 401K Loan.
undefinedundefinedundefinedundefinedundefined Purpose of loan:
This loan will be used to pay off a 401K Loan I used to remodel my kitchen. I would just pay it off faster, but you have to have a lump sum to pay off 401K loans.

My financial situation:
I am a good candidate for this loan because I have a stable job and very few bills.

After tax income:? $3046.00
Auto payments:? $381
House payment including tax and insurance:? $645.00
Utilities:? $212.00
Groceries:? $450.00
Gas ECT:? $300
That leaves $1058 to pay the loan.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Do you anticipate any major life events within the next 12 months? This would include marriage, divorce, birth of a child, change in employment or employment status, declaring bankruptcy, etc. Thanks and good luck. - CaribbeanBanker
A: No I do no for see any major life events. Employment is solid, not upside down in my mortgage or anything like that. (Sep-26-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

wormdc	$25.00	$25.00	9/23/2010 2:29:44 PM
schpere	$25.00	$25.00	9/23/2010 2:38:10 PM
Weaverville	$25.00	$25.00	9/23/2010 2:38:15 PM
saysana	$25.00	$25.00	9/23/2010 2:38:27 PM
radforj22	$100.00	$100.00	9/23/2010 2:38:51 PM
bazaar-nirvana	$50.00	$50.00	9/23/2010 2:39:20 PM
thedoctor	$100.00	$100.00	9/23/2010 2:40:53 PM
ethical-point	$50.00	$50.00	9/23/2010 2:39:16 PM
roadster199	$25.00	$25.00	9/23/2010 2:40:12 PM
enthusiastic-balance5	$100.00	$100.00	9/23/2010 2:45:51 PM
ethicalhumanist	$50.00	$50.00	9/23/2010 2:40:54 PM
gold-commander0	$50.00	$50.00	9/23/2010 2:41:07 PM
diplomatic-wealth7	$100.00	$100.00	9/23/2010 2:41:10 PM
kegs	$169.04	$169.04	9/23/2010 2:30:52 PM
cash-sensai2	$50.00	$50.00	9/23/2010 2:38:39 PM
generous-deal6	$50.00	$50.00	9/23/2010 2:39:12 PM
Ripsaw4U	$50.00	$50.00	9/23/2010 2:39:30 PM
eyal0	$25.00	$25.00	9/23/2010 2:41:11 PM
ichibon	$150.00	$18.82	9/23/2010 2:41:18 PM
blot44	$25.00	$25.00	9/23/2010 2:42:41 PM
spacedude123	$100.00	$100.00	9/23/2010 6:01:53 PM
JohnSmith10	$50.00	$50.00	9/23/2010 8:05:38 PM
credit-launcher773	$25.00	$25.00	9/23/2010 5:48:15 PM
beachfunder	$25.00	$25.00	9/23/2010 8:01:30 PM
Bank_Of_XL	$25.00	$25.00	9/24/2010 6:18:26 AM
octoberfresh	$25.00	$25.00	9/24/2010 6:43:10 AM
heerzaquestion	$25.00	$25.00	9/24/2010 7:26:23 AM
Joshua_E	$25.00	$25.00	9/24/2010 8:28:48 AM
TigerForce	$25.00	$25.00	9/25/2010 7:00:33 AM
Kelor99	$25.00	$25.00	9/25/2010 10:05:58 AM
outofoffice	$75.00	$75.00	9/25/2010 1:49:13 PM
atlas100	$50.00	$50.00	9/26/2010 6:53:28 AM
dproxima	$25.00	$25.00	9/26/2010 7:14:49 AM
MonkeyHero	$30.00	$30.00	9/25/2010 11:37:12 PM
CreditBuilder2	$100.00	$100.00	9/26/2010 11:48:24 AM
bannybucks	$25.00	$25.00	9/26/2010 12:25:15 PM
dollarsforrent	$25.00	$25.00	9/26/2010 1:18:30 PM
gjm6d	$25.00	$25.00	9/26/2010 11:42:59 AM
principal-lion	$100.00	$100.00	9/26/2010 2:10:21 PM
ralf206	$100.00	$100.00	9/26/2010 4:51:56 PM
exchange-squirrel	$50.00	$50.00	9/26/2010 4:18:18 PM
tomjac2000	$25.00	$25.00	9/26/2010 7:21:21 PM
swissbanker	$50.00	$50.00	9/27/2010 7:42:06 AM
LawyerLoan	$85.00	$85.00	9/27/2010 11:07:02 AM
moneytolend72	$25.00	$25.00	9/27/2010 12:44:29 PM
microfunder	$25.00	$25.00	9/27/2010 2:40:47 PM
UCSBGAUCHOS	$30.00	$30.00	9/27/2010 3:01:35 PM
Hey_Joe	$25.00	$25.00	9/27/2010 9:22:28 PM
q4golf	$25.00	$25.00	9/27/2010 8:09:19 PM
usedtoborrow	$100.00	$100.00	9/28/2010 5:57:16 AM
availableloan	$25.00	$25.00	9/28/2010 7:44:07 AM
dugly2ugly	$25.00	$25.00	9/28/2010 11:35:29 AM
qkinger	$50.00	$50.00	9/28/2010 2:16:28 PM
malcolmreynolds	$25.00	$25.00	9/28/2010 4:39:51 PM
leverage-reaction	$25.00	$25.00	9/28/2010 5:33:45 PM
bill-booster5	$25.00	$25.00	9/28/2010 7:17:37 PM
finance-symphony7	$50.00	$50.00	9/28/2010 7:51:46 PM
PrepWonder	$25.00	$25.00	9/29/2010 7:22:13 AM
sknop64	$25.00	$25.00	9/28/2010 11:32:13 PM
MULender	$50.00	$50.00	9/29/2010 9:53:16 AM
Auditman	$50.00	$50.00	9/29/2010 10:28:48 AM
Dollars4Rent	$25.00	$25.00	9/29/2010 10:49:30 AM
alakanbearcub	$25.00	$25.00	9/29/2010 10:56:35 AM
HappyToLoan	$30.00	$30.00	9/26/2010 10:34:15 AM
platinum-genetics	$25.00	$25.00	9/23/2010 2:30:10 PM
cebgop	$25.00	$25.00	9/23/2010 2:38:49 PM
acropiloterau2002	$25.00	$25.00	9/23/2010 2:39:17 PM
mlopez2007	$25.00	$25.00	9/23/2010 2:40:52 PM
timepassport	$25.00	$25.00	9/23/2010 2:42:09 PM
unclejaef	$25.00	$25.00	9/23/2010 2:38:46 PM
turbospeed	$25.00	$25.00	9/23/2010 2:38:58 PM
market-socrates4	$50.00	$50.00	9/23/2010 2:40:57 PM
alpinaut	$25.00	$25.00	9/23/2010 2:38:20 PM
DLock99	$29.84	$29.84	9/23/2010 2:38:32 PM
DukSerduk	$25.00	$25.00	9/23/2010 2:38:41 PM
OTtherapy	$44.67	$44.67	9/23/2010 2:39:35 PM
investment-network	$50.00	$50.00	9/23/2010 2:40:55 PM
harmonious-moola7	$50.00	$50.00	9/23/2010 2:41:00 PM
F_Banks	$50.00	$50.00	9/23/2010 2:41:15 PM
ddamenace	$45.00	$45.00	9/23/2010 3:07:54 PM
RandyL3	$25.00	$25.00	9/23/2010 2:46:57 PM
sandeepPR	$25.00	$25.00	9/23/2010 6:26:54 PM
auxiliary11	$29.45	$29.45	9/23/2010 6:22:27 PM
fakejamaican	$25.00	$25.00	9/23/2010 6:38:13 PM
oplender	$25.00	$25.00	9/23/2010 8:16:48 PM
mysuper74	$45.00	$45.00	9/23/2010 9:49:46 PM
power-comet4	$25.00	$25.00	9/24/2010 7:37:24 AM
RandyL3	$25.00	$25.00	9/24/2010 4:28:27 PM
arenangelchild	$100.00	$100.00	9/24/2010 7:48:22 PM
RememberToForget	$53.18	$53.18	9/25/2010 8:19:57 AM
wwwUniversal	$25.00	$25.00	9/25/2010 1:53:12 PM
moola-escalator	$75.00	$75.00	9/25/2010 8:30:04 PM
tallfund	$50.00	$50.00	9/26/2010 12:00:09 AM
arenangelchild	$25.00	$25.00	9/26/2010 7:27:50 AM
goldsun	$25.00	$25.00	9/26/2010 9:14:33 AM
penny-finder	$50.00	$50.00	9/26/2010 11:18:36 AM
CaribbeanBanker	$25.00	$25.00	9/26/2010 8:19:29 PM
colospgs	$25.00	$25.00	9/27/2010 6:12:02 AM
Patrician	$50.00	$50.00	9/27/2010 12:35:16 PM
Ardy123	$25.00	$25.00	9/27/2010 1:25:07 PM
eCapital	$25.00	$25.00	9/27/2010 6:46:29 PM
selo80	$25.00	$25.00	9/27/2010 6:53:35 PM
Iamatlast	$50.00	$50.00	9/27/2010 6:39:06 PM
bughead	$25.00	$25.00	9/27/2010 8:23:14 PM
sweety075	$25.00	$25.00	9/27/2010 7:51:42 PM
SpotLending	$25.00	$25.00	9/27/2010 9:55:30 PM
act943	$40.00	$40.00	9/27/2010 11:39:50 PM
magnificent-asset3	$25.00	$25.00	9/28/2010 10:44:18 AM
Digs	$25.00	$25.00	9/28/2010 11:27:10 AM
historyman	$25.00	$25.00	9/28/2010 11:57:57 AM
triumphant-bonus	$25.00	$25.00	9/28/2010 1:32:26 PM
SARMAR	$50.00	$50.00	9/28/2010 12:41:41 PM
bfn311	$25.00	$25.00	9/28/2010 1:18:05 PM
KSPHoldings	$25.00	$25.00	9/28/2010 4:22:44 PM
quantumwellguy	$50.00	$50.00	9/28/2010 5:07:12 PM
Photoman42	$25.00	$25.00	9/28/2010 11:12:39 PM
theskippy	$25.00	$25.00	9/28/2010 9:18:17 PM
bank-examiner	$25.00	$25.00	9/29/2010 6:07:06 AM
manatee21	$50.00	$50.00	9/29/2010 7:15:50 AM
BankofBeth	$25.00	$25.00	9/28/2010 10:41:57 PM
jpblan11	$25.00	$25.00	9/29/2010 3:42:51 AM
RecoveryLender	$25.00	$25.00	9/29/2010 8:48:17 AM
dollarboy	$25.00	$25.00	9/29/2010 6:47:53 AM
Richmp412	$25.00	$25.00	9/29/2010 11:25:08 AM
mwb	$25.00	$25.00	9/29/2010 12:07:54 PM
Dollars4Rent	$25.00	$25.00	9/29/2010 10:49:14 AM
friendinmoney	$25.00	$25.00	9/29/2010 11:10:54 AM
127 bids
Borrower Payment Dependent Notes Series 476015
This series of Notes was issued and sold upon the funding of the borrower loan #44638, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,900.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%	Auction start date:	Sep-17-2010
				Auction end date:	Sep-24-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$119.17
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$119.17

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Aug-1988	Debt/Income ratio:	18%
Credit score:	640-659 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	9	Current / open credit lines:	14 / 16	Length of status:	1y 0m
Amount delinquent:	$16,525	Total credit lines:	68	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$92,781	Stated income:	$100,000+
Delinquencies in last 7y:	6	Bankcard utilization:	73%
		Homeownership:	Yes
Screen name:	urbane-exchange6	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off some debts
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Wow paying off some debts? What about the $16k you are delinquent & your $92k+ in revolving credit? You are way too extended and your rate should be 34% and I'm not sure I'd be able to loan at that rate. Tell us why you should get the loan. - nfx
A: Yes I know it looks grim but I have consistantly worked all my life and when I sell my share of some investment property I will be able to paydown a chunk of the 92k I really should shoot for a loan of 100k and pay all debts but I don't think that would be possible thru this site? Any advise? (Sep-22-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

handshake5	$25.00	$25.00	9/17/2010 3:02:09 PM
musegaze	$100.00	$100.00	9/17/2010 3:04:48 PM
6moonbeams	$25.00	$25.00	9/17/2010 3:02:23 PM
bid-czar8	$100.00	$100.00	9/17/2010 3:04:12 PM
AF-Chief	$25.00	$25.00	9/18/2010 12:36:53 AM
cloud8	$25.00	$25.00	9/18/2010 12:51:51 AM
kulender	$50.00	$50.00	9/18/2010 6:38:45 AM
greenback-amplifier	$25.00	$25.00	9/18/2010 2:14:26 PM
patriot897	$25.00	$25.00	9/19/2010 3:33:24 PM
Rattlehead	$25.00	$25.00	9/20/2010 10:28:06 AM
money-bauble	$50.00	$50.00	9/20/2010 10:32:21 AM
finance-prescription	$50.00	$50.00	9/20/2010 12:15:00 PM
Jloaner	$100.00	$100.00	9/20/2010 2:20:23 PM
generous-deal6	$25.00	$25.00	9/21/2010 3:10:56 PM
pfh	$25.00	$25.00	9/21/2010 3:10:57 PM
bill-mushroom	$25.00	$25.00	9/21/2010 3:43:31 PM
airrbob	$50.00	$50.00	9/21/2010 10:44:00 PM
burrito6	$25.00	$25.00	9/22/2010 6:48:36 AM
treasure-bliss	$50.00	$50.00	9/22/2010 2:59:56 PM
Ocean713	$50.00	$50.00	9/22/2010 3:05:43 PM
finance-magma7	$100.00	$100.00	9/22/2010 2:42:39 PM
enthralling-deal180	$100.00	$100.00	9/22/2010 3:07:22 PM
consummate-loyalty1	$100.00	$100.00	9/22/2010 3:13:50 PM
reward-adventure	$30.00	$30.00	9/22/2010 3:05:27 PM
ingenious-deal6	$25.00	$25.00	9/22/2010 9:33:40 PM
CC911	$25.00	$25.00	9/23/2010 4:45:09 AM
Rdodson11	$25.00	$25.00	9/23/2010 12:49:43 PM
Cybercusp	$25.00	$25.00	9/23/2010 2:21:12 PM
important-openness1	$100.00	$65.00	9/23/2010 11:12:18 PM
SqueezeKing	$25.00	$25.00	9/24/2010 1:38:08 AM
ttnk62918	$25.00	$25.00	9/24/2010 2:17:15 AM
TakeCare	$25.00	$25.00	9/24/2010 9:22:53 AM
johnk317	$50.00	$50.00	9/24/2010 1:48:34 PM
leverage-monger	$25.00	$25.00	9/24/2010 2:34:53 PM
simplelender80	$100.00	$100.00	9/17/2010 3:00:33 PM
papaloha	$25.00	$25.00	9/17/2010 8:38:16 PM
EBITDA	$25.00	$25.00	9/18/2010 9:18:23 AM
Comoparklender	$25.00	$25.00	9/19/2010 6:53:27 PM
happyaric	$50.00	$50.00	9/19/2010 8:10:09 PM
inspiring-reward	$150.00	$150.00	9/20/2010 3:23:21 AM
danthemon35	$25.00	$25.00	9/20/2010 9:50:10 AM
tech310	$50.00	$50.00	9/20/2010 10:23:37 AM
yomanie	$50.00	$50.00	9/20/2010 10:32:08 AM
gold-channel2	$50.00	$50.00	9/20/2010 10:32:46 AM
agiovasil	$25.00	$25.00	9/20/2010 9:57:54 PM
AlexTrep	$25.00	$25.00	9/21/2010 9:44:44 AM
sfmf	$25.00	$25.00	9/21/2010 12:53:24 PM
jlr613	$25.00	$25.00	9/21/2010 3:03:28 PM
villagers	$50.00	$50.00	9/21/2010 7:24:20 PM
jubilant-auction5	$25.00	$25.00	9/22/2010 11:08:33 AM
GElender	$25.00	$25.00	9/22/2010 12:08:40 PM
friendly-credit2	$25.00	$25.00	9/22/2010 2:59:42 PM
head	$25.00	$25.00	9/22/2010 3:05:18 PM
zipemdown	$50.00	$50.00	9/22/2010 3:05:53 PM
RMB-Investments	$50.00	$50.00	9/22/2010 3:05:14 PM
helping-out	$50.00	$50.00	9/22/2010 3:03:27 PM
mtquan	$25.00	$25.00	9/22/2010 3:04:57 PM
Speculator	$50.00	$50.00	9/23/2010 10:58:37 AM
worthy-bid8	$25.00	$25.00	9/23/2010 2:32:01 PM
orange-preeminant-bill	$50.00	$50.00	9/23/2010 4:17:54 PM
fairness-kayak	$25.00	$25.00	9/23/2010 10:34:34 PM
funfamilyX4	$25.00	$25.00	9/23/2010 8:33:23 PM
mla	$25.00	$25.00	9/23/2010 10:43:02 PM
investment-star	$50.00	$50.00	9/23/2010 9:58:34 PM
Nickds	$50.00	$50.00	9/24/2010 5:26:21 AM
lucrative-coin	$50.00	$50.00	9/24/2010 11:57:44 AM
social-zebra	$30.00	$30.00	9/24/2010 12:17:29 PM
FJerry	$25.00	$25.00	9/24/2010 2:54:07 PM
68 bids
Borrower Payment Dependent Notes Series 476409
This series of Notes was issued and sold upon the funding of the borrower loan #44637, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%	Auction start date:	Sep-22-2010
				Auction end date:	Sep-29-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$113.09
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 38.72%	Final monthly payment:	$113.09

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Aug-1975	Debt/Income ratio:	1%
Credit score:	700-719 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	3	Current / open credit lines:	2 / 2	Length of status:	3y 4m
Amount delinquent:	$1,174	Total credit lines:	9	Occupation:	Truck Driver
Public records last 12m / 10y:	0/ 2	Revolving credit balance:	$235	Stated income:	$100,000+
Delinquencies in last 7y:	1	Bankcard utilization:	78%
		Homeownership:	Yes
Screen name:	sublime-openness6	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Replacing windows and doors
Purpose of loan:
This loan will be used to? replace old drafty windows and doors in my home before winter arrives.? This will reduce heating costs and save money.? In all other respects my house is solid and in good condition.? I put new siding and a new roof on the house 10 years ago, but the windows and doors are original and are very worn.

My financial situation:
I am a good candidate for this loan because? I have owned my own home for?many years, pay my bills and work steadily.? I have a good job with a well-established company and know that I am fortunate to be working full-time in this economy.? I am married, healthy and honest.

Monthly net income: $8000.00

Monthly expenses: $
??Housing: $?2514,00 (includes property taxes and?insurance)
??Insurance: $1069.82 (includes medical coverage and truck/auto insurance)?
??Car expenses: $ 80.00
??Utilities: $250.00
??Phone, cable, internet: $676.26
??Food, entertainment: $ 600.00
??Clothing, household expenses $ 125.00
??Credit cards and other loans: $ 350.00
??Other expenses: $ 600.00 (tolls for Mack truck I use in work)
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please explain the delinquencies and public records shown on your Prosper credit profile. Thanks and best wishes. - reflective-rupee
A: The "delinqencies" are medical bills that were supposed to be covered by my insurance but were originally declined. I am working with the insurance co. to resolve this. The public records are from 2004 and have been paid long ago. (Sep-28-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

AlexTrep	$25.00	$25.00	9/22/2010 9:40:48 AM
reward-adventure	$50.00	$50.00	9/22/2010 9:43:44 AM
kulender	$100.00	$100.00	9/22/2010 9:43:42 AM
loan-kung-fu	$50.00	$50.00	9/22/2010 12:33:31 PM
retired272	$25.00	$25.00	9/22/2010 12:59:33 PM
zone8	$50.00	$50.00	9/24/2010 3:26:05 PM
AF-Chief	$26.81	$26.81	9/25/2010 5:27:05 PM
head	$25.00	$25.00	9/27/2010 2:12:42 PM
cunning-bill	$25.00	$25.00	9/27/2010 3:11:30 PM
visionary-currency	$50.00	$50.00	9/27/2010 3:01:13 PM
logical-loyalty0	$25.00	$25.00	9/27/2010 3:56:31 PM
momoney2lend	$25.00	$25.00	9/27/2010 3:56:44 PM
IIP77	$25.00	$25.00	9/28/2010 1:12:41 PM
RMB-Investments	$25.00	$25.00	9/28/2010 11:37:10 AM
Hambone1111	$25.00	$25.00	9/28/2010 1:12:46 PM
bulsa	$50.00	$50.00	9/28/2010 3:25:54 PM
smart-leverage7	$25.00	$25.00	9/28/2010 3:26:01 PM
order-gondola	$25.00	$25.00	9/28/2010 3:27:22 PM
iolaire	$25.00	$5.45	9/28/2010 3:27:47 PM
DDHMoney	$25.00	$25.00	9/28/2010 3:25:25 PM
floridass	$25.00	$25.00	9/28/2010 3:25:40 PM
BANK-OF-FACH	$25.00	$25.00	9/28/2010 3:25:49 PM
moneygeek	$25.00	$25.00	9/28/2010 3:27:29 PM
famous-bill	$50.00	$50.00	9/28/2010 3:25:01 PM
note-mad-scientist	$50.00	$50.00	9/28/2010 3:25:37 PM
green-capital-hornet	$25.00	$25.00	9/28/2010 3:25:59 PM
bid-caballero	$25.00	$25.00	9/28/2010 3:47:11 PM
reflective-rupee	$50.00	$50.00	9/28/2010 3:55:03 PM
mandolin9	$100.00	$100.00	9/28/2010 8:42:35 PM
best-commanding-funds	$31.40	$31.40	9/28/2010 5:47:42 PM
glenium	$25.00	$25.00	9/29/2010 3:23:25 AM
Leshan	$33.33	$33.33	9/29/2010 8:02:14 AM
marwadi-62	$100.00	$100.00	9/29/2010 9:18:11 AM
gold-cluster	$100.00	$100.00	9/29/2010 6:44:06 AM
LeoBUSIIT	$25.00	$25.00	9/29/2010 8:46:09 AM
ultimate-peace	$106.00	$106.00	9/29/2010 8:58:08 AM
ColoradoLender82	$25.00	$25.00	9/29/2010 9:23:48 AM
simplelender80	$100.00	$100.00	9/22/2010 9:42:40 AM
agiovasil	$25.00	$25.00	9/22/2010 9:44:11 AM
villagers	$25.00	$25.00	9/22/2010 9:44:49 AM
gold-channel2	$50.00	$50.00	9/23/2010 9:26:11 AM
Comoparklender	$25.00	$25.00	9/23/2010 6:28:29 PM
generous-deal6	$25.00	$25.00	9/27/2010 1:35:24 PM
helping-out	$30.00	$30.00	9/27/2010 3:01:32 PM
fairness-kayak	$25.00	$25.00	9/27/2010 3:02:17 PM
new-social-economist	$50.00	$50.00	9/27/2010 3:56:42 PM
icecoldcash	$25.00	$25.00	9/27/2010 6:11:22 PM
SolarMoonshine	$25.00	$25.00	9/27/2010 6:37:52 PM
worthy-bid8	$25.00	$25.00	9/28/2010 1:12:26 PM
DeltaComputerGuy	$25.00	$25.00	9/28/2010 2:44:50 PM
mtquan	$25.00	$25.00	9/28/2010 3:25:11 PM
spsavage	$25.00	$25.00	9/28/2010 3:25:57 PM
jo2y	$25.00	$25.00	9/28/2010 3:27:20 PM
bronzmajom	$25.00	$25.00	9/28/2010 3:27:24 PM
DadWarbucks	$25.00	$25.00	9/28/2010 2:39:10 PM
bold-yield-rumbler	$25.01	$25.01	9/28/2010 3:24:56 PM
Aleut	$25.00	$25.00	9/28/2010 3:25:36 PM
GottaWearShades	$50.00	$50.00	9/28/2010 3:27:26 PM
officer8	$25.00	$25.00	9/28/2010 3:25:38 PM
HenryS	$50.00	$50.00	9/28/2010 3:25:44 PM
Rogesparkguy	$25.00	$25.00	9/28/2010 3:25:53 PM
Bocephus1959	$25.00	$25.00	9/28/2010 4:35:54 PM
Fromthebu	$37.00	$37.00	9/28/2010 6:39:40 PM
justasoldier	$30.00	$30.00	9/29/2010 8:19:42 AM
photo999	$25.00	$25.00	9/29/2010 4:05:04 AM
Bob450	$25.00	$25.00	9/29/2010 9:22:16 AM
aquistoyraul	$25.00	$25.00	9/29/2010 7:54:15 AM
NickRac	$25.00	$25.00	9/29/2010 8:06:56 AM
fireferd	$25.00	$25.00	9/29/2010 7:47:49 AM
69 bids
Borrower Payment Dependent Notes Series 476577
This series of Notes was issued and sold upon the funding of the borrower loan #44624, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%	Auction start date:	Sep-23-2010
				Auction end date:	Sep-30-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$134.61
Final lender yield:	32.70%	Final borrower rate/APR:	33.70% / 37.39%	Final monthly payment:	$133.51

Auction yield range:	13.79% - 33.35%	Estimated loss impact:	15.71%
Lender servicing fee:	1.00%	Estimated return:	16.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Oct-2002	Debt/Income ratio:	Not calculated
Credit score:	680-699 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 8	Length of status:	0y 1m
Amount delinquent:	$0	Total credit lines:	14	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,767	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	70%
		Homeownership:	No
Screen name:	enterprising-commerce6	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Transferring to Another Job
Purpose of loan:
I am moving for an excellent job opportunity, but I will be traveling out of state and want to make sure that I have enough money to cover my moving expenses.?

My financial situation:
I am a good candidate for this loan because I make all of my payments on time, have excellent cash flow, and have low expenses.? I?am trying to avoid?using my credit cards to help with my moving expenses.? I will be spending this?money to make?more at my new job.? Please note that my length of employment is kind of deceiving because I have been working at my current job for almost two years, however, I recently changed employers, but my position stayed the same.? I have not had a break in employment since 2006.? I also have my own business which provides additional income.? I can easily afford this loan.

Monthly net income: $ 3000

Monthly expenses: $
??Housing: $ 810
??Insurance: $ 50.00
??Car expenses: $ 0.00
??Utilities: $ 30.00
??Phone, cable, internet: $ 30.00
??Food, entertainment: $ 250.00
??Clothing, household expenses $ 25.00
??Credit cards and other loans: $ 400.00
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Welcome to Prosper! Can you give your employment history for the last two years? You don't have to name company names, just the industry the company is in, your title/position, and the dates of employment? Please include your new job in the list. - neorunner
A: Company A - Dec. 2006 - Oct. 2008 - Accountant Company B - Nov. 2008 - Apr. 2009 - Cash Balancing Company A - May 2009 - Aug. 2010 - Accountant (returned to same company from 2006) I'm currently working at company A still, but my employer has changed, though the management has stayed the same. It's hard to reveal more information without giving away my identity. I also have been managing my own business since 2008. (Sep-26-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

transaction-circuit	$50.00	$50.00	9/23/2010 2:43:21 PM
penny-plato	$25.00	$25.00	9/24/2010 10:35:39 AM
transaction-circuit	$100.00	$100.00	9/24/2010 2:38:43 PM
green-rapid-openness	$50.00	$50.00	9/24/2010 3:36:02 PM
green-rapid-openness	$50.00	$50.00	9/24/2010 3:36:35 PM
pani5ue	$25.00	$25.00	9/27/2010 10:16:35 PM
winmals	$25.00	$25.00	9/28/2010 6:00:18 AM
btormc5	$30.00	$30.00	9/28/2010 9:54:09 AM
Zipcut	$25.00	$25.00	9/28/2010 8:21:38 AM
kendigme	$28.28	$28.28	9/29/2010 3:32:25 AM
mistrmark	$50.00	$50.00	9/29/2010 9:48:28 AM
realtormoises	$25.00	$25.00	9/29/2010 10:01:33 AM
investment-visionary	$29.26	$29.26	9/29/2010 12:12:39 PM
credit-birch	$50.00	$50.00	9/29/2010 2:01:25 PM
tr-doc	$200.00	$200.00	9/29/2010 2:52:03 PM
simiray	$25.00	$25.00	9/29/2010 4:41:15 PM
deepblue34	$30.00	$30.00	9/29/2010 4:37:10 PM
skillful-asset5	$30.00	$30.00	9/29/2010 5:31:24 PM
zone6	$100.00	$100.00	9/29/2010 9:03:42 PM
ASG_NECO	$34.50	$34.50	9/29/2010 9:02:35 PM
RyanM561	$25.00	$25.00	9/29/2010 9:08:16 PM
jybank	$25.00	$25.00	9/29/2010 10:24:39 PM
capital-kingdom	$48.00	$48.00	9/30/2010 5:59:54 AM
PadreAyudate	$25.03	$25.03	9/30/2010 9:06:27 AM
friendinmoney	$25.00	$25.00	9/30/2010 8:44:29 AM
jakdwak	$25.00	$25.00	9/30/2010 9:39:42 AM
social-zebra	$30.00	$30.00	9/30/2010 11:20:46 AM
businessguy29	$25.00	$25.00	9/30/2010 10:03:28 AM
TheLightInMe	$25.64	$25.64	9/30/2010 11:27:50 AM
tech310	$25.00	$25.00	9/30/2010 10:23:56 AM
squarebob	$25.00	$25.00	9/30/2010 10:13:05 AM
B2152	$25.00	$25.00	9/30/2010 10:28:27 AM
the-bill-matrix	$25.00	$25.00	9/30/2010 12:52:06 PM
awesome-silver	$200.00	$200.00	9/30/2010 12:58:30 PM
DasMula	$25.00	$25.00	9/30/2010 1:08:05 PM
Brighter_Future	$25.00	$25.00	9/30/2010 1:11:20 PM
patriot384	$60.00	$60.00	9/30/2010 2:29:16 PM
neorunner	$25.00	$25.00	9/23/2010 7:38:20 PM
green-rapid-openness	$50.00	$50.00	9/24/2010 3:36:18 PM
SolarMoonshine	$25.00	$25.00	9/24/2010 5:50:27 PM
Milonguero	$100.00	$100.00	9/24/2010 9:00:00 PM
ore-healer6	$25.00	$25.00	9/25/2010 3:34:34 AM
momentous-value	$25.00	$25.00	9/25/2010 3:29:09 PM
octoberfresh	$25.00	$25.00	9/27/2010 2:18:04 PM
DHolly	$25.00	$25.00	9/27/2010 4:32:25 PM
Amber_Stone	$25.00	$25.00	9/28/2010 6:35:16 AM
cashhelp	$25.00	$25.00	9/28/2010 9:02:59 AM
Zipcut	$25.00	$25.00	9/28/2010 8:24:21 AM
SANTIAGO1	$25.00	$25.00	9/28/2010 7:55:01 PM
FL-Lender	$25.00	$25.00	9/28/2010 8:49:47 PM
fizicks06	$50.00	$50.00	9/28/2010 7:52:41 PM
Bob450	$25.00	$25.00	9/28/2010 10:33:45 PM
wealth-pipeline	$25.00	$25.00	9/29/2010 7:36:16 AM
money-baron	$128.38	$128.38	9/29/2010 1:34:00 PM
tsg2007	$25.00	$25.00	9/29/2010 1:29:27 PM
druidpoet	$40.00	$40.00	9/29/2010 3:01:45 PM
surgeon3	$25.00	$25.00	9/29/2010 7:21:01 PM
diverse-transparency	$25.00	$25.00	9/29/2010 5:24:11 PM
bullish2bearish	$27.37	$27.37	9/30/2010 5:08:45 AM
MrMoneyBags	$30.96	$30.96	9/30/2010 8:04:55 AM
aztocas	$25.00	$25.00	9/30/2010 7:00:14 AM
Leshan	$33.33	$33.33	9/30/2010 8:05:27 AM
ore-leather	$25.00	$25.00	9/30/2010 9:29:25 AM
point-xylophone	$25.00	$25.00	9/30/2010 9:39:34 AM
preventivepestcontrol	$75.00	$75.00	9/30/2010 10:42:30 AM
upbeat-wealth	$25.00	$25.00	9/30/2010 10:57:51 AM
Rule62	$25.00	$25.00	9/30/2010 12:35:45 PM
fervent-power	$26.11	$26.11	9/30/2010 1:00:50 PM
entertaining-revenue	$28.26	$28.26	9/30/2010 11:32:24 AM
ultimate-peace	$150.00	$150.00	9/30/2010 1:19:21 PM
majestic-currency3	$100.00	$39.88	9/30/2010 2:29:40 PM
moola-monger9	$50.00	$50.00	9/30/2010 2:10:31 PM
72 bids
Borrower Payment Dependent Notes Series 476873
This series of Notes was issued and sold upon the funding of the borrower loan #44656, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%	Auction start date:	Sep-23-2010
				Auction end date:	Sep-30-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 41.35%	Starting monthly payment:	$45.24
Final lender yield:	17.00%	Final borrower rate/APR:	18.00% / 23.72%	Final monthly payment:	$36.15

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	19.24%
Lender servicing fee:	1.00%	Estimated return:	-2.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Aug-1996	Debt/Income ratio:	31%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 9	Length of status:	3y 5m
Amount delinquent:	$0	Total credit lines:	25	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$13,099	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	95%
		Homeownership:	No
Screen name:	Gemini846	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	28 ( 100% )	660-679 (Latest)
Principal borrowed:	$3,000.00	< 31 days late:	0 ( 0% )	600-619 (Apr-2008)
Principal balance:	$782.86	31+ days late:	0 ( 0% )
Total payments billed:	28
Description
Good History - Desire a Better Rate
Purpose of loan:
This loan will be used to pay off one high rate line of credit I took out last year to pay income taxes. I've been pleased by the community so far and appreciate the help.

My financial situation:
I am a good candidate for this loan because my wife and I have stable income (both over two years) and we are living way below our means. We do not have cable TV, we only have one used car loan and our rent payment is only 17% of our take home pay. In the last year we've paid off nearly $5,000 in debt. This loan will increase our cash flow so that we can pay it off faster. I'm also a good candidate because my existing prosper loan has never been late for over 28 months.

Monthly net income: $ 4600 (together) I make $3100 of that.

Monthly expenses: $
Housing: $ 790
Insurance: $ 145
Car expenses: $ 325 (includes regular maintenance on our paid off car)
Utilities $120
Phone, cable, internet: $ 220
Food, entertainment: $ 300
Clothing, household expenses $ 200
Credit cards and other loans: $ 745 (This loan will account for $240 of these payments)
Other expenses: None currently.

Notes: I have FSA at work that covers medical expenses et. I work during the day, and my wife works nights so we don't have to pay for childcare. Thanks for bidding.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: WIll you be paying off your previous Prosper Loan with the proceeds from this loan? - smarva
A: No. I had originally planned to borrow $4000 and pay off that loan, but this new loan won't get anywhere near the rate I have on the old loan (since credit standards have tightened). This loan is to refinance the only debt I have above 20%. (Sep-28-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

CA_Lender	$25.00	$25.00	9/23/2010 3:19:27 PM
atomantic	$71.51	$71.51	9/27/2010 6:47:14 PM
jpaulnyc	$25.00	$25.00	9/28/2010 2:35:12 AM
BlueProteus	$25.00	$25.00	9/29/2010 8:55:12 AM
doopers	$25.00	$25.00	9/29/2010 12:23:27 PM
sweety075	$25.00	$25.00	9/29/2010 6:36:23 PM
ScottFinance	$25.00	$25.00	9/30/2010 5:31:01 AM
Leshan	$100.00	$100.00	9/30/2010 8:25:24 AM
hillerod	$25.00	$25.00	9/30/2010 11:15:49 AM
brightest-dignified-penny	$25.00	$25.00	9/30/2010 10:25:51 AM
SkinnyFish	$25.00	$25.00	9/30/2010 12:15:41 PM
friendinmoney	$25.00	$25.00	9/30/2010 11:16:02 AM
Bobtep23	$44.10	$44.10	9/30/2010 11:37:51 AM
heerzaquestion	$25.00	$25.00	9/30/2010 11:39:28 AM
relaxation688	$25.00	$25.00	9/30/2010 11:42:12 AM
alphabet76	$25.00	$25.00	9/30/2010 11:42:55 AM
money_player	$25.00	$25.00	9/30/2010 11:59:06 AM
best-shiny-hope	$50.00	$50.00	9/30/2010 2:13:14 PM
WZ3190	$25.00	$25.00	9/30/2010 1:19:49 PM
kinetic-social	$25.00	$25.00	9/30/2010 1:41:30 PM
grampy48	$25.00	$25.00	9/30/2010 2:27:59 PM
wlm3012	$25.00	$25.00	9/26/2010 12:31:33 PM
bughead	$25.00	$14.94	9/27/2010 3:37:18 PM
MasterMind5	$33.15	$33.15	9/29/2010 3:04:12 PM
publisherptw	$25.00	$25.00	9/30/2010 10:25:23 AM
loosd	$31.30	$31.30	9/30/2010 11:02:39 AM
HomerdohNY	$25.00	$25.00	9/30/2010 11:50:02 AM
cr55595	$25.00	$25.00	9/30/2010 1:38:58 PM
exponential-peace5	$25.00	$25.00	9/30/2010 11:51:43 AM
Catz_aplenty	$25.00	$25.00	9/30/2010 12:58:03 PM
DasMula	$25.00	$25.00	9/30/2010 1:14:47 PM
druidpoet	$30.00	$30.00	9/30/2010 1:40:36 PM
farblest	$25.00	$25.00	9/30/2010 2:04:09 PM
33 bids
Borrower Payment Dependent Notes Series 477087
This series of Notes was issued and sold upon the funding of the borrower loan #44653, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,051.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%	Auction start date:	Sep-27-2010
				Auction end date:	Sep-29-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$92.03
Final lender yield:	33.35%	Final borrower rate/APR:	34.35% / 38.06%	Final monthly payment:	$92.03

Auction yield range:	13.79% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Oct-1999	Debt/Income ratio:	26%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	1y 1m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Attorney
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$14,772	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	95%
		Homeownership:	No
Screen name:	dinero-curriculum	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate/pay off credit cards
Purpose of loan:
This loan will be used to consolidate a portion of my credit card debt.

My financial situation:
I am a good candidate for this loan because I believe I have a fairly stable income stream as a (albeit rather new) debt restructuring/insolvency attorney in the current economic crisis.? I have never had any delinquencies on debt payments and do not intend to have any. Have been attempting to deal with credit card debt over last 6-9 months and not getting too far making minimum payments on several accounts. Expecting first child soon and want to deal with this as quickly as possible.

Monthly net income: $ 3,025

Monthly expenses: $
??Housing: $??0 (live with family)
??Insurance: $? 110.00
??Car expenses: $??400.00?
??Utilities: $?? 40.00
??Phone, cable, internet: $?? 0.00 (employer provides)
??Food, entertainment: $?? 150.00
??Clothing, household expenses $??50.00?
??Credit cards and other loans: $??850.00
??Other expenses: $? 100.00 (misc) + 500 (tithes/charitable giving)
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: How did you build up your debt? Thanks and best wishes. - reflective-rupee
A: Thanks for your question and your consideration. Majority (about 75%) of my total debt is student loans from college and law school as well as small amount on a car loan. Unsecured debt (about 20-25k) is credit card debt. Some of that was used for living expenses, etc. when I was in school. Other was just poor choices when I was younger. (Sep-29-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

contract-happiness1	$25.00	$25.00	9/27/2010 3:20:04 PM
AlexTrep	$50.00	$50.00	9/27/2010 3:25:00 PM
lendstats_com	$25.00	$25.00	9/27/2010 3:32:39 PM
kulender	$50.00	$50.00	9/27/2010 3:32:51 PM
handshake5	$100.00	$100.00	9/27/2010 3:38:13 PM
a-bountiful-trade	$25.00	$25.00	9/27/2010 3:41:55 PM
rescue	$100.00	$100.00	9/27/2010 3:44:44 PM
bountiful-durability	$32.12	$32.12	9/27/2010 3:47:45 PM
b-rent	$25.00	$25.00	9/27/2010 3:54:12 PM
lendstats_com	$175.00	$175.00	9/27/2010 5:17:51 PM
octoberfresh	$25.00	$25.00	9/28/2010 7:03:28 AM
transaction-circuit	$100.00	$100.00	9/28/2010 8:37:14 AM
reward-adventure	$50.00	$50.00	9/29/2010 10:03:27 AM
money-bauble	$100.00	$100.00	9/29/2010 11:39:05 AM
cashhelp	$25.00	$25.00	9/29/2010 11:42:05 AM
bondhedger	$25.00	$25.00	9/29/2010 10:06:25 AM
reflective-rupee	$25.00	$25.00	9/29/2010 10:07:18 AM
thrifty-capital	$25.00	$12.36	9/29/2010 1:07:20 PM
integrity-enrichment2	$30.00	$30.00	9/29/2010 3:02:48 PM
villagers	$25.00	$25.00	9/27/2010 3:32:00 PM
6moonbeams	$25.00	$25.00	9/27/2010 3:37:44 PM
bid-czar8	$25.00	$25.00	9/27/2010 3:39:19 PM
transaction-circuit	$50.00	$50.00	9/27/2010 3:45:41 PM
Comoparklender	$25.00	$25.00	9/27/2010 5:27:43 PM
SolarMoonshine	$300.00	$300.00	9/27/2010 6:34:16 PM
penny-plato	$50.00	$50.00	9/27/2010 7:00:07 PM
agiovasil	$25.00	$25.00	9/27/2010 10:32:22 PM
consummate-loyalty1	$100.00	$100.00	9/28/2010 1:28:43 PM
vine99	$40.00	$40.00	9/28/2010 7:44:46 PM
ingenious-deal6	$25.00	$25.00	9/28/2010 10:52:29 PM
shrewd-benjamins	$33.00	$33.00	9/29/2010 10:08:58 AM
reflective-rupee	$200.00	$200.00	9/29/2010 11:39:18 AM
simplelender80	$53.52	$53.52	9/29/2010 10:39:00 AM
power-secret-agent	$25.00	$25.00	9/29/2010 12:49:16 PM
spfreerider	$25.00	$25.00	9/29/2010 2:27:56 PM
lucky2	$25.00	$25.00	9/29/2010 3:12:43 PM
36 bids
Borrower Payment Dependent Notes Series 475984
This series of Notes was issued and sold upon the funding of the borrower loan #44615, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,300.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%	Auction start date:	Sep-17-2010
				Auction end date:	Sep-24-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.82%	Starting monthly payment:	$58.81
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 39.82%	Final monthly payment:	$58.81

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Oct-1996	Debt/Income ratio:	Not calculated
Credit score:	640-659 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	6y 10m
Amount delinquent:	$0	Total credit lines:	30	Occupation:	Teacher's Aide
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,729	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	99%
		Homeownership:	No
Screen name:	bold-sweet-loyalty	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Getting rid of some debts
Purpose of loan:
This loan will be used to? to get myself back together and be in less debt.? Too pay off some bills and get on track to be a successful person.

My financial situation:
I am a good candidate for this loan because? I work hard and going back to school to get a better job where I will be satisfied with helping people and making sure they are doing the best that they can

Monthly net income: $ 1050

Monthly expenses: $
??Housing: $ 400.00
??Insurance: $ 0????????????
??Car expenses: $ 0
??Utilities: $ 50
??Phone, cable, internet: $ 110.00????
??Food, entertainment: $ 80.00
??Clothing, household expenses $ 25.00????
??Credit cards and other loans: $?240.00
??Other expenses: $ 50.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

simplelender80	$100.00	$100.00	9/17/2010 3:05:16 PM
AlexTrep	$25.00	$25.00	9/21/2010 9:35:29 AM
generous-deal6	$25.00	$25.00	9/21/2010 3:53:09 PM
vine99	$40.00	$40.00	9/22/2010 8:12:12 PM
SBT	$25.00	$25.00	9/23/2010 3:27:55 PM
DeltaComputerGuy	$25.00	$25.00	9/23/2010 3:29:07 PM
honorable-yield	$25.00	$25.00	9/23/2010 3:28:11 PM
moneygeek	$25.00	$25.00	9/23/2010 5:18:20 PM
mtquan	$25.00	$25.00	9/23/2010 6:18:16 PM
fairness-kayak	$25.00	$25.00	9/23/2010 10:34:50 PM
zone8	$50.00	$50.00	9/24/2010 6:52:20 AM
officer8	$25.00	$25.00	9/24/2010 6:14:02 AM
AF-Chief	$35.00	$35.00	9/24/2010 7:47:18 AM
sgt-schultz	$25.00	$25.00	9/24/2010 8:19:02 AM
penny-plato	$25.00	$25.00	9/24/2010 10:50:28 AM
agiovasil	$25.00	$25.00	9/17/2010 3:06:18 PM
gold-channel2	$50.00	$50.00	9/17/2010 3:06:33 PM
kulender	$50.00	$50.00	9/20/2010 10:22:24 AM
Comoparklender	$25.00	$25.00	9/20/2010 12:55:20 PM
reward-adventure	$50.00	$50.00	9/21/2010 9:18:34 AM
villagers	$25.00	$25.00	9/21/2010 7:23:45 PM
head	$25.00	$25.00	9/22/2010 8:04:27 AM
retired272	$25.00	$25.00	9/22/2010 12:15:17 PM
loan-kung-fu	$50.00	$50.00	9/22/2010 12:33:00 PM
helping-out	$30.00	$30.00	9/22/2010 11:52:36 PM
worthy-bid8	$25.00	$25.00	9/23/2010 1:53:30 PM
red-favorable-basis	$25.00	$25.00	9/23/2010 3:27:38 PM
RMB-Investments	$50.00	$50.00	9/23/2010 3:29:28 PM
CaliforniaSun	$25.00	$25.00	9/23/2010 4:11:35 PM
logical-loyalty0	$25.00	$25.00	9/23/2010 3:27:56 PM
IIP77	$25.00	$25.00	9/23/2010 4:18:10 PM
Kselr	$74.55	$74.55	9/23/2010 7:12:05 PM
order-bee1	$25.00	$25.00	9/23/2010 11:13:34 PM
majestic-currency3	$50.00	$50.00	9/24/2010 6:22:46 AM
Charlie0084	$25.00	$25.00	9/24/2010 7:17:43 AM
inspiring-reward	$100.00	$70.45	9/24/2010 8:47:33 AM
social-zebra	$25.00	$25.00	9/24/2010 12:15:19 PM
37 bids
Borrower Payment Dependent Notes Series 475994
This series of Notes was issued and sold upon the funding of the borrower loan #44641, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.5%	Auction start date:	Sep-17-2010
				Auction end date:	Sep-24-2010

Starting lender yield:	10.15%	Starting borrower rate/APR:	11.15% / 13.27%	Starting monthly payment:	$98.43
Final lender yield:	9.75%	Final borrower rate/APR:	10.75% / 12.87%	Final monthly payment:	$97.86

Auction yield range:	3.79% - 10.15%	Estimated loss impact:	3.53%
Lender servicing fee:	1.00%	Estimated return:	6.22%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Nov-2000	Debt/Income ratio:	14%
Credit score:	800-819 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 5	Length of status:	3y 3m
Amount delinquent:	$0	Total credit lines:	15	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$515	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	2	Bankcard utilization:	17%
		Homeownership:	Yes
Screen name:	cal_rescue	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying a commuter car.
Purpose of loan:
This loan will be used to buy a commuter car. I work two jobs one of which is 80 miles round trip from where I live.

My financial situation:
I am a good candidate for this loan because I will make every payment on time and I plan on paying it off well before 36 months.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What kind of car are you buying for three K. What kind of condition will it be in if you are driving it 80 miles a day, 400 a week, 1600 a month. And how long will you hold this loan. Thank You - lilgates26
A: Thank you for asking such a great question. I commute 3 days a week to the job that requires 80 miles round trip. I have found several used toyota's in great condition. I choose the 36 month loan because working in the medical field I've seen how uncertain life can be and decided to take the safe route of a 36 month loan. However, that being said I plan on paying this loan off well before 36 months. Thanks again for the great question! (Sep-22-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

FinDoc	$25.00	$25.00	9/18/2010 4:04:09 AM
mamayama	$50.00	$50.00	9/18/2010 11:16:34 AM
precious-coin3	$25.00	$25.00	9/19/2010 3:29:16 PM
exchange-dreams	$25.00	$25.00	9/19/2010 12:07:56 PM
sbv1689	$25.00	$25.00	9/19/2010 5:38:50 PM
tolerant-dinero2	$25.00	$25.00	9/20/2010 10:24:31 AM
relierma	$25.00	$25.00	9/20/2010 10:57:08 AM
Lender0307	$25.00	$25.00	9/21/2010 9:36:27 AM
PalmerTheEmbalmer	$30.00	$30.00	9/21/2010 11:27:39 PM
bridgedoctor	$25.00	$25.00	9/22/2010 8:12:18 AM
maplehouse	$28.96	$28.96	9/22/2010 8:44:36 AM
cash-mountain4	$25.00	$25.00	9/22/2010 9:51:37 PM
ALFLoan	$25.00	$25.00	9/23/2010 7:56:42 AM
ttnk62918	$25.00	$25.00	9/23/2010 11:18:14 AM
economy-caper9	$25.00	$25.00	9/23/2010 12:58:26 PM
friendinmoney	$25.00	$25.00	9/23/2010 3:53:17 PM
Earnest_Money	$25.00	$25.00	9/23/2010 4:00:09 PM
marwadi-62	$100.00	$100.00	9/23/2010 3:50:33 PM
gustavholstopus32	$25.00	$25.00	9/23/2010 5:25:02 PM
medarocket	$25.00	$25.00	9/23/2010 5:35:19 PM
the-revenue-demon	$35.00	$35.00	9/23/2010 4:51:04 PM
jfreaksho	$40.00	$40.00	9/23/2010 6:45:29 PM
bold-social-advantage	$50.00	$50.00	9/23/2010 7:21:58 PM
mkvance	$50.00	$50.00	9/23/2010 7:33:31 PM
duckbill_1972	$25.00	$25.00	9/23/2010 6:44:10 PM
santhana	$26.30	$26.30	9/23/2010 10:42:01 PM
tnylight	$50.00	$50.00	9/23/2010 7:24:24 PM
yerkster1	$41.47	$41.47	9/24/2010 4:15:03 AM
EliteCapital	$25.26	$25.26	9/24/2010 5:30:34 AM
ScottFinance	$25.00	$25.00	9/24/2010 5:36:45 AM
mafmafmaf	$60.00	$60.00	9/24/2010 5:39:37 AM
sixjacobs	$50.00	$50.00	9/24/2010 8:25:13 AM
nickel-demon2	$100.00	$100.00	9/24/2010 8:58:35 AM
MapleLaker	$37.51	$28.47	9/24/2010 8:31:06 AM
duty-sundae1	$25.00	$25.00	9/24/2010 9:42:10 AM
pilot1723	$25.00	$25.00	9/24/2010 9:07:57 AM
TakeCare	$30.00	$30.00	9/24/2010 9:21:29 AM
fernor	$25.00	$25.00	9/24/2010 9:31:36 AM
invincible-wealth2	$60.00	$60.00	9/24/2010 9:42:59 AM
StrongMonty	$30.00	$30.00	9/24/2010 12:03:39 PM
social-zebra	$28.00	$28.00	9/24/2010 12:15:53 PM
trade-elm	$25.00	$25.00	9/24/2010 12:25:32 PM
prophecy	$50.00	$50.00	9/24/2010 1:29:27 PM
SomebodysMom	$56.19	$56.19	9/24/2010 12:54:51 PM
grampy48	$35.00	$35.00	9/24/2010 2:10:15 PM
kgauss	$25.00	$25.00	9/24/2010 1:32:38 PM
creativename	$25.00	$25.00	9/24/2010 1:39:04 PM
hope-hickory	$25.00	$25.00	9/24/2010 2:54:12 PM
meenan	$25.00	$25.00	9/18/2010 1:18:28 PM
rpg	$50.00	$50.00	9/18/2010 3:08:10 PM
wwwUniversal	$25.00	$25.00	9/18/2010 4:18:10 PM
availableloan	$25.00	$25.00	9/18/2010 4:18:36 PM
hawk357	$40.00	$40.00	9/18/2010 7:59:00 PM
Spiv_51	$25.00	$25.00	9/20/2010 4:54:21 AM
runfree	$68.48	$68.48	9/20/2010 9:35:18 AM
eldorado71	$25.00	$25.00	9/20/2010 8:42:40 AM
tomjac2000	$25.00	$25.00	9/20/2010 3:00:50 PM
BradyKP	$25.00	$25.00	9/20/2010 5:39:40 PM
Newfoundcash	$25.00	$25.00	9/22/2010 2:00:49 PM
resplendent-peace7	$25.00	$25.00	9/22/2010 3:48:05 PM
dogbait	$50.00	$50.00	9/22/2010 4:04:33 PM
icanhelpyouout	$25.00	$25.00	9/22/2010 6:56:27 PM
Streamfeeder	$25.00	$25.00	9/23/2010 5:50:54 AM
Chillito	$65.00	$65.00	9/23/2010 11:29:34 AM
nickel-banshee	$100.00	$100.00	9/23/2010 11:58:45 AM
dajen1	$50.00	$50.00	9/23/2010 1:17:03 PM
glc527	$32.00	$32.00	9/23/2010 3:50:46 PM
la_tim	$50.00	$50.00	9/23/2010 3:54:44 PM
BlueProteus	$25.00	$25.00	9/23/2010 3:06:00 PM
pinnacle10	$25.00	$25.00	9/23/2010 4:15:18 PM
shadowflame_99	$25.00	$25.00	9/23/2010 4:15:10 PM
kf88	$25.00	$25.00	9/23/2010 5:48:13 PM
Grandmahoneybee	$25.00	$25.00	9/23/2010 7:27:50 PM
bridgedoctor	$25.00	$25.00	9/23/2010 10:33:59 PM
ray1051	$25.00	$25.00	9/24/2010 5:46:55 AM
alvinsl	$25.00	$25.00	9/24/2010 5:15:05 AM
colorfulgardener	$25.00	$25.00	9/24/2010 5:54:59 AM
CalCollegeFund19	$75.00	$75.00	9/24/2010 10:30:43 AM
Trapman13	$50.00	$50.00	9/24/2010 1:23:26 PM
T-Bone	$25.00	$25.00	9/24/2010 12:25:31 PM
dpries123	$25.00	$25.00	9/24/2010 1:57:39 PM
toomanyfishtanks	$25.00	$25.00	9/24/2010 1:42:58 PM
Hidalgo2004	$64.87	$64.87	9/24/2010 2:35:58 PM
FJerry	$25.00	$25.00	9/24/2010 2:52:00 PM
TheWainer	$25.00	$25.00	9/24/2010 2:38:20 PM
85 bids
Borrower Payment Dependent Notes Series 476042
This series of Notes was issued and sold upon the funding of the borrower loan #44618, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,299.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%	Auction start date:	Sep-17-2010
				Auction end date:	Sep-24-2010

Starting lender yield:	16.80%	Starting borrower rate/APR:	17.80% / 20.01%	Starting monthly payment:	$263.14
Final lender yield:	14.15%	Final borrower rate/APR:	15.15% / 17.32%	Final monthly payment:	$253.56

Auction yield range:	5.79% - 16.80%	Estimated loss impact:	6.19%
Lender servicing fee:	1.00%	Estimated return:	7.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Jul-1996	Debt/Income ratio:	15%
Credit score:	740-759 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 9	Length of status:	3y 9m
Amount delinquent:	$0	Total credit lines:	34	Occupation:	Attorney
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,671	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	63%
		Homeownership:	Yes
Screen name:	upright-auction8	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Reducing debt!
Purpose of loan:
This loan will be used to? Consolidate my credit cards at a lower rate.

My financial situation:
I am a good candidate for this loan because? I pay my bills and have always paid my bills in a timely manner.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

VAGweilo	$50.00	$50.00	9/17/2010 2:58:53 PM
schpere	$75.00	$75.00	9/17/2010 2:59:36 PM
Weaverville	$25.00	$25.00	9/17/2010 2:58:49 PM
authentic-liberty7	$50.00	$50.00	9/17/2010 3:02:37 PM
jazzlender	$25.00	$25.00	9/17/2010 3:02:47 PM
peripatetic	$25.00	$25.00	9/17/2010 3:03:37 PM
kegs	$150.00	$150.00	9/17/2010 3:04:27 PM
gold-channel2	$50.00	$50.00	9/17/2010 3:06:21 PM
worthy-bid8	$36.23	$36.23	9/17/2010 3:05:33 PM
first-listing-expert	$25.00	$25.00	9/17/2010 3:07:24 PM
GElender	$100.00	$100.00	9/17/2010 3:02:42 PM
pfh	$25.00	$25.00	9/17/2010 3:03:28 PM
marketplace-cello5	$50.00	$50.00	9/17/2010 3:03:44 PM
bid-czar8	$100.00	$100.00	9/17/2010 3:04:01 PM
studious-bonus7	$100.00	$100.00	9/17/2010 3:05:57 PM
IeatatWendys	$25.00	$25.00	9/17/2010 6:38:52 PM
tsg2007	$25.00	$25.00	9/17/2010 3:14:14 PM
mla	$25.00	$25.00	9/17/2010 9:03:11 PM
cloud8	$50.00	$50.00	9/17/2010 9:44:31 PM
bountiful-durability	$100.00	$100.00	9/18/2010 12:49:37 AM
tranquil-return4	$25.00	$25.00	9/18/2010 12:50:15 AM
Sol_Invictus	$25.00	$25.00	9/18/2010 6:30:15 AM
AF-Chief	$25.00	$25.00	9/18/2010 8:19:18 AM
simplelender80	$250.00	$250.00	9/18/2010 10:38:13 AM
forthright-principal2	$25.00	$25.00	9/18/2010 11:28:49 AM
credit-panda1	$25.00	$25.00	9/18/2010 11:28:48 AM
trustworthy-fairness	$34.77	$34.77	9/18/2010 2:38:22 PM
point-shooter	$25.00	$25.00	9/18/2010 9:28:13 AM
red-adaptable-funds	$50.00	$50.00	9/18/2010 2:58:37 PM
leverage-monger	$150.00	$150.00	9/20/2010 10:13:28 AM
Cherrypicker	$50.00	$50.00	9/20/2010 10:42:24 AM
integrity-doctor	$100.00	$100.00	9/21/2010 2:16:22 PM
felicity-daydream	$50.00	$50.00	9/21/2010 2:20:54 PM
phchristensen	$50.00	$50.00	9/21/2010 4:45:41 PM
kentmolyneaux	$26.94	$26.94	9/22/2010 7:59:18 AM
resplendent-peace7	$25.00	$25.00	9/22/2010 3:51:51 PM
Bank_Of_XL	$50.00	$50.00	9/22/2010 3:25:42 PM
XCWIZ007	$45.00	$45.00	9/22/2010 5:08:02 PM
mala54	$25.00	$25.00	9/22/2010 7:05:34 PM
bxdoc	$28.96	$28.96	9/23/2010 3:48:26 AM
blooming-kindness	$25.00	$25.00	9/23/2010 6:14:47 AM
Lefty_the_Lender	$25.00	$25.00	9/23/2010 10:43:32 AM
JBCR	$50.00	$50.00	9/23/2010 12:18:38 PM
spiff666	$25.00	$25.00	9/23/2010 6:43:05 PM
finance-symphony7	$25.00	$25.00	9/23/2010 5:06:58 PM
ore-bada-bing	$100.00	$100.00	9/23/2010 9:18:15 PM
credit-kahuna	$50.00	$50.00	9/24/2010 1:07:55 AM
orangefob7	$33.00	$33.00	9/23/2010 8:17:07 PM
zztopdog	$25.00	$25.00	9/23/2010 11:03:03 PM
MattProsper	$60.00	$60.00	9/23/2010 10:44:12 PM
smart-gold	$25.00	$25.00	9/23/2010 11:48:26 PM
FinanceEngine	$25.00	$25.00	9/24/2010 4:18:41 AM
rich329	$25.00	$25.00	9/24/2010 7:29:17 AM
_NaLNaBB	$200.00	$200.00	9/24/2010 9:01:46 AM
credit-coach118	$25.00	$25.00	9/24/2010 8:43:35 AM
durable-investment8	$25.00	$25.00	9/24/2010 12:13:16 PM
social-zebra	$27.00	$27.00	9/24/2010 12:20:08 PM
moneytolend72	$25.00	$25.00	9/24/2010 12:38:50 PM
TakeCare	$50.00	$50.00	9/24/2010 11:03:11 AM
AM2171	$25.00	$25.00	9/24/2010 12:52:53 PM
businessguy29	$25.00	$25.00	9/24/2010 1:06:17 PM
ajayne1953	$117.26	$117.26	9/24/2010 1:40:19 PM
grampy48	$25.00	$25.00	9/24/2010 2:11:25 PM
DasMula	$25.00	$25.00	9/24/2010 2:56:19 PM
easylivin	$25.00	$25.00	9/24/2010 2:55:53 PM
handshake5	$25.00	$25.00	9/17/2010 3:02:53 PM
kmr2	$150.00	$150.00	9/17/2010 3:03:02 PM
soheagle	$50.00	$50.00	9/17/2010 3:03:07 PM
enthralling-deal180	$100.00	$100.00	9/17/2010 3:03:13 PM
brightest-affluence-motivator	$100.00	$100.00	9/17/2010 3:03:32 PM
ray1051	$25.00	$25.00	9/17/2010 2:59:25 PM
dt_one	$25.00	$25.00	9/17/2010 2:59:48 PM
ichibon	$150.00	$150.00	9/17/2010 3:05:52 PM
mtquan	$25.00	$25.00	9/17/2010 3:04:59 PM
money-bauble	$50.00	$50.00	9/17/2010 3:05:37 PM
RandyL3	$25.00	$25.00	9/17/2010 3:14:34 PM
jigsaw	$100.00	$100.00	9/17/2010 3:03:15 PM
credit-scout7	$50.00	$50.00	9/17/2010 4:38:50 PM
generous-deal6	$50.00	$50.00	9/17/2010 3:03:54 PM
larrybird	$150.00	$150.00	9/17/2010 3:04:35 PM
papaloha	$25.00	$25.00	9/17/2010 8:38:11 PM
rescue	$50.00	$50.00	9/17/2010 11:34:03 PM
Cheburashka	$25.00	$25.00	9/17/2010 11:51:52 PM
a-finance-nirvana	$25.00	$25.00	9/18/2010 12:51:43 AM
Artist_Blue	$25.00	$25.00	9/17/2010 11:42:33 PM
CAGE-Investments	$25.00	$25.00	9/18/2010 12:36:14 AM
helpinghand63	$50.00	$50.00	9/18/2010 8:19:17 AM
yukongin	$100.00	$100.00	9/18/2010 8:19:03 AM
danthemon35	$25.00	$25.00	9/18/2010 8:19:09 AM
SimpleChoice	$25.00	$25.00	9/18/2010 8:19:20 AM
vegibenz	$25.00	$25.00	9/18/2010 8:19:14 AM
thomkozik	$50.00	$50.00	9/18/2010 2:29:05 PM
nybanker85	$31.99	$31.99	9/18/2010 4:18:26 PM
laudable-balance	$25.00	$25.00	9/18/2010 11:08:31 AM
JustMee	$25.00	$25.00	9/18/2010 11:28:10 AM
balanced-bill7	$33.50	$27.30	9/18/2010 4:23:35 PM
penny-plato	$50.00	$50.00	9/19/2010 6:29:54 AM
108lender	$100.00	$100.00	9/20/2010 9:47:38 AM
fair_rates	$25.00	$25.00	9/20/2010 9:50:05 AM
lendstats_com	$300.00	$300.00	9/20/2010 1:21:38 PM
Otagaini	$25.00	$25.00	9/20/2010 7:19:31 PM
economy-popcorn	$25.00	$25.00	9/21/2010 7:21:03 AM
crdcteng	$50.00	$50.00	9/21/2010 4:42:46 PM
mhotchan	$100.00	$100.00	9/21/2010 8:39:18 PM
Techne_Funds_LLC	$25.00	$25.00	9/21/2010 7:25:01 PM
funds-kingdom	$25.51	$25.51	9/21/2010 10:34:54 PM
Ven58	$25.00	$25.00	9/22/2010 12:40:02 AM
Judgeito1	$50.00	$50.00	9/22/2010 3:33:51 PM
power-secret-agent	$25.00	$25.00	9/22/2010 5:34:56 PM
GeorgiaGator	$50.00	$50.00	9/22/2010 6:00:31 PM
Loansforlife	$25.00	$25.00	9/22/2010 3:15:12 PM
SIMONOC	$50.00	$50.00	9/22/2010 4:54:51 PM
rbotterbLLC	$25.00	$25.00	9/22/2010 4:17:52 PM
rjcoutur2001	$30.89	$30.89	9/23/2010 3:51:26 AM
dollardave	$100.00	$100.00	9/23/2010 9:23:37 AM
paradisenow	$25.00	$25.00	9/23/2010 9:59:51 AM
the-bright-velocity	$25.00	$25.00	9/23/2010 9:25:19 AM
dajen1	$50.00	$50.00	9/23/2010 1:15:16 PM
OoM	$25.00	$25.00	9/23/2010 3:47:14 PM
careful-compassion	$25.00	$25.00	9/23/2010 4:24:56 PM
Cashlender1992	$56.16	$56.16	9/23/2010 6:29:10 PM
juxtapose	$25.00	$25.00	9/23/2010 8:48:57 PM
Grandmahoneybee	$30.00	$30.00	9/23/2010 7:24:43 PM
plumber87	$27.99	$27.99	9/23/2010 9:57:27 PM
LoanerPrincipal	$50.00	$50.00	9/23/2010 6:22:38 PM
gjm6d	$25.00	$25.00	9/23/2010 8:38:40 PM
mgking007	$25.00	$25.00	9/24/2010 1:02:36 AM
strgazr8888	$25.00	$25.00	9/24/2010 4:51:46 AM
ChewyZ	$25.00	$25.00	9/24/2010 7:49:26 AM
squarebob	$25.00	$25.00	9/24/2010 7:55:29 AM
thebadpelican	$25.00	$25.00	9/24/2010 8:30:51 AM
ToloUSN	$50.00	$50.00	9/24/2010 9:48:47 AM
katnmouse	$25.00	$25.00	9/24/2010 10:20:25 AM
patriot384	$300.00	$300.00	9/24/2010 11:30:28 AM
encore739	$25.00	$25.00	9/24/2010 11:57:27 AM
lucrative-coin	$100.00	$100.00	9/24/2010 11:59:32 AM
poetic-diversification	$250.00	$250.00	9/24/2010 2:11:08 PM
myduck	$35.00	$35.00	9/24/2010 2:47:35 PM
138 bids
Borrower Payment Dependent Notes Series 476334
This series of Notes was issued and sold upon the funding of the borrower loan #44647, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%	Auction start date:	Sep-21-2010
				Auction end date:	Sep-28-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$308.20
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$308.20

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jul-1986	Debt/Income ratio:	12%
Credit score:	720-739 (Aug-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	16 / 16	Length of status:	10y 11m
Amount delinquent:	$0	Total credit lines:	39	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$86,229	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	85%
		Homeownership:	Yes
Screen name:	camaraderi-confidant	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New Roof for the house.
Purpose of loan:
This loan will be used to purchase a new roof on my primary residence..

My financial situation:
I am a good candidate for this loan because? I'm employed, same company for 11 years.
I have two net positive rental properties.

Monthly net income: $ 10000 ($7000-job +$3000 rental)

Monthly expenses: $
??Housing: $ 2200 (primary)?$900 (rentals)
??Insurance: $
??Car expenses: $ 0??(All cars paid for)
??Utilities: $ 400
??Phone, cable, internet: $ 120
??Food, entertainment: $ 300
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 1500
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

handshake5	$25.00	$25.00	9/21/2010 3:22:02 PM
kulender	$50.00	$50.00	9/21/2010 3:20:55 PM
tech310	$50.00	$50.00	9/21/2010 3:26:42 PM
simplelender80	$250.00	$250.00	9/21/2010 3:24:18 PM
villagers	$50.00	$50.00	9/21/2010 7:24:49 PM
consummate-loyalty1	$100.00	$100.00	9/22/2010 3:14:15 PM
bill-mushroom	$25.00	$25.00	9/23/2010 2:21:17 PM
important-openness1	$60.36	$60.36	9/24/2010 10:17:21 AM
gold-channel2	$50.00	$50.00	9/24/2010 12:05:15 PM
rescue	$100.00	$100.00	9/24/2010 12:59:15 PM
Speculator	$50.00	$50.00	9/24/2010 3:28:06 PM
108lender	$100.00	$100.00	9/25/2010 10:54:00 AM
new-social-economist	$50.00	$50.00	9/27/2010 10:15:27 AM
Rdodson11	$25.00	$25.00	9/27/2010 2:51:36 PM
Boxhead	$50.00	$50.00	9/27/2010 2:54:09 PM
witty-openness	$25.00	$25.00	9/27/2010 2:54:30 PM
head	$25.00	$25.00	9/27/2010 2:54:48 PM
return-pumpkin7	$25.00	$25.00	9/27/2010 2:55:26 PM
generous-deal6	$25.00	$25.00	9/27/2010 2:29:02 PM
aggresive-loyalty	$25.00	$25.00	9/27/2010 2:56:32 PM
b-rent	$25.00	$25.00	9/27/2010 2:50:36 PM
the-bid-sorcerer	$50.00	$50.00	9/27/2010 2:56:35 PM
Cre8iveCash	$25.00	$25.00	9/27/2010 2:57:17 PM
Medic05	$25.00	$25.00	9/27/2010 2:58:19 PM
SBT	$25.00	$25.00	9/27/2010 2:58:40 PM
efficient-marketplace	$50.00	$50.00	9/27/2010 2:59:18 PM
DER	$50.00	$50.00	9/27/2010 2:59:22 PM
p2p-harmony	$25.00	$25.00	9/27/2010 2:59:27 PM
lender987654321	$25.00	$25.00	9/27/2010 2:59:53 PM
copper	$50.00	$50.00	9/27/2010 3:00:21 PM
honorable-yield	$35.00	$35.00	9/27/2010 3:00:27 PM
Katburg	$25.00	$25.00	9/27/2010 2:53:00 PM
stock106	$25.00	$25.00	9/27/2010 3:00:41 PM
Philkent	$25.00	$25.00	9/27/2010 2:53:26 PM
rogue_monster	$25.00	$25.00	9/27/2010 3:01:30 PM
ElbowToast	$50.00	$50.00	9/27/2010 3:01:35 PM
airrbob	$50.00	$50.00	9/27/2010 2:54:41 PM
Go_Ducks	$25.00	$25.00	9/27/2010 2:51:30 PM
runner262	$25.00	$25.00	9/27/2010 2:56:42 PM
CC911	$25.00	$25.00	9/27/2010 3:02:31 PM
orange-preeminant-bill	$50.00	$50.00	9/27/2010 2:56:51 PM
platytanz	$25.00	$25.00	9/27/2010 3:02:42 PM
red-favorable-basis	$25.00	$25.00	9/27/2010 2:52:21 PM
jblack01	$25.00	$25.00	9/27/2010 2:57:33 PM
fairness-kayak	$25.00	$25.00	9/27/2010 3:02:48 PM
FeedTheMachine	$99.93	$99.93	9/27/2010 2:53:07 PM
GMOD026	$25.00	$25.00	9/27/2010 2:53:31 PM
magnificent-asset3	$25.00	$25.00	9/27/2010 2:58:25 PM
life-is-great	$50.00	$50.00	9/27/2010 2:58:48 PM
kindness-hickory5	$50.00	$50.00	9/27/2010 2:59:06 PM
natobruin	$50.00	$50.00	9/27/2010 2:59:40 PM
0600Zulu	$25.00	$25.00	9/27/2010 2:54:27 PM
EBITDA	$25.00	$25.00	9/27/2010 3:03:48 PM
ferocious-finance	$25.00	$25.00	9/27/2010 3:00:19 PM
momoney2lend	$25.00	$25.00	9/27/2010 3:04:10 PM
zorg77	$25.00	$25.00	9/27/2010 3:01:01 PM
the-determined-value	$25.00	$25.00	9/27/2010 2:56:36 PM
Wowzer	$25.00	$25.00	9/27/2010 2:57:57 PM
OCedHrt	$25.00	$25.00	9/27/2010 2:58:34 PM
bold-yield-rumbler	$25.00	$25.00	9/27/2010 3:02:25 PM
lendmedo	$25.00	$25.00	9/27/2010 3:02:29 PM
miked8303	$25.00	$25.00	9/27/2010 2:58:55 PM
finance_mba	$25.00	$25.00	9/27/2010 2:59:15 PM
asmithj	$50.00	$50.00	9/27/2010 2:59:35 PM
karpman3	$50.00	$50.00	9/27/2010 3:03:15 PM
kginatl	$50.00	$50.00	9/27/2010 3:00:05 PM
genuine-responsibility8	$50.00	$50.00	9/27/2010 3:00:09 PM
YurshotCapital	$50.00	$50.00	9/27/2010 3:00:25 PM
richboy56	$25.00	$25.00	9/27/2010 3:04:03 PM
helping-out	$50.00	$50.00	9/27/2010 3:04:09 PM
icecoldcash	$25.00	$25.00	9/27/2010 3:03:18 PM
reward-adventure	$30.00	$30.00	9/27/2010 3:03:34 PM
enthralling-deal180	$100.00	$100.00	9/27/2010 3:04:13 PM
Ducatiman1978	$25.00	$25.00	9/27/2010 3:04:20 PM
macgeek	$50.00	$16.46	9/27/2010 3:51:10 PM
smart-capital696	$25.00	$25.00	9/27/2010 4:39:40 PM
umfan123	$25.00	$25.00	9/27/2010 6:12:13 PM
greenback-maracas	$25.00	$25.00	9/27/2010 8:22:35 PM
dough-hammock	$25.00	$25.00	9/27/2010 9:21:18 PM
credit-missile	$25.00	$25.00	9/27/2010 10:07:53 PM
kendigme	$25.00	$25.00	9/28/2010 2:51:49 AM
satisfying-deal5	$37.29	$37.29	9/28/2010 12:34:03 AM
first-dinero-igloo	$26.75	$26.75	9/28/2010 7:28:00 AM
Leshan	$33.33	$33.33	9/28/2010 7:16:50 AM
Bob450	$25.00	$25.00	9/28/2010 7:48:15 AM
reflective-rupee	$50.00	$50.00	9/28/2010 11:36:58 AM
DasMula	$25.00	$25.00	9/28/2010 1:32:38 PM
Nerdster1	$50.01	$50.01	9/28/2010 2:23:26 PM
6moonbeams	$25.00	$25.00	9/21/2010 3:22:13 PM
bid-czar8	$100.00	$100.00	9/21/2010 3:28:25 PM
AlexTrep	$25.00	$25.00	9/21/2010 3:27:27 PM
Comoparklender	$40.00	$40.00	9/21/2010 3:25:42 PM
agiovasil	$25.00	$25.00	9/21/2010 5:02:47 PM
musegaze	$100.00	$100.00	9/21/2010 3:28:00 PM
papaloha	$25.00	$25.00	9/22/2010 3:07:01 PM
ingenious-deal6	$25.00	$25.00	9/22/2010 9:34:26 PM
cognizant-rate732	$50.00	$50.00	9/23/2010 4:20:19 PM
nilonc1	$75.00	$75.00	9/23/2010 7:17:05 PM
asiaratt	$50.00	$50.00	9/24/2010 7:33:30 AM
AF-Chief	$25.00	$25.00	9/24/2010 7:32:46 AM
jubilant-auction5	$25.00	$25.00	9/24/2010 3:27:50 PM
mla	$25.00	$25.00	9/24/2010 3:31:22 PM
a-bountiful-trade	$25.00	$25.00	9/24/2010 3:59:22 PM
ferocious-exchange3	$50.00	$50.00	9/24/2010 4:39:32 PM
Jloaner	$42.33	$42.33	9/25/2010 9:42:33 AM
bountiful-durability	$100.00	$100.00	9/26/2010 9:59:47 AM
pfh	$25.00	$25.00	9/26/2010 10:59:40 AM
radiant-loan5	$50.00	$50.00	9/27/2010 12:36:12 PM
BeanCownter	$25.00	$25.00	9/27/2010 12:17:54 PM
GElender	$25.00	$25.00	9/27/2010 12:35:20 PM
burrito6	$25.00	$25.00	9/27/2010 12:35:55 PM
orange-dollar-guild	$25.00	$25.00	9/27/2010 2:54:22 PM
ticketman2	$25.00	$25.00	9/27/2010 2:54:25 PM
astute-dollar	$50.00	$50.00	9/27/2010 2:56:27 PM
traice	$25.00	$25.00	9/27/2010 2:56:34 PM
missing-link	$25.00	$25.00	9/27/2010 2:57:01 PM
thrifty-return	$35.00	$35.00	9/27/2010 2:57:22 PM
noble-revenue	$100.00	$100.00	9/27/2010 2:58:12 PM
xzec777	$25.00	$25.00	9/27/2010 2:58:23 PM
AMCal	$50.00	$50.00	9/27/2010 2:58:49 PM
moola-monger9	$50.00	$50.00	9/27/2010 2:59:09 PM
LAM26	$25.00	$25.00	9/27/2010 2:59:26 PM
saysana	$25.00	$25.00	9/27/2010 3:00:03 PM
irrelevant	$25.00	$25.00	9/27/2010 3:00:59 PM
prophecy	$50.00	$50.00	9/27/2010 3:01:18 PM
jobani	$25.00	$25.00	9/27/2010 2:54:02 PM
jlr613	$50.00	$50.00	9/27/2010 2:54:07 PM
thedreamer	$25.00	$25.00	9/27/2010 2:55:20 PM
the-loyalty-enlightenment	$25.00	$25.00	9/27/2010 2:56:47 PM
RMB-Investments	$50.00	$50.00	9/27/2010 3:02:38 PM
DGC_Lending	$25.00	$25.00	9/27/2010 2:58:00 PM
calm-deal7	$25.00	$25.00	9/27/2010 2:53:33 PM
moneygeek	$50.00	$50.00	9/27/2010 2:58:31 PM
diversification-pilot	$25.00	$25.00	9/27/2010 2:53:58 PM
generosity-giraffe0	$25.00	$25.00	9/27/2010 2:54:04 PM
marketplace-cello5	$25.00	$25.00	9/27/2010 2:59:38 PM
PatRichi	$25.00	$25.00	9/27/2010 3:03:30 PM
seisen	$100.00	$100.00	9/27/2010 3:00:40 PM
Cybercusp	$25.00	$25.00	9/27/2010 2:56:22 PM
a-power-amigo	$25.00	$25.00	9/27/2010 3:04:29 PM
tstaub1234	$25.00	$25.00	9/27/2010 2:57:06 PM
finance-magma7	$100.00	$100.00	9/27/2010 3:01:28 PM
friendly-credit2	$25.00	$25.00	9/27/2010 2:58:03 PM
investment-star	$50.00	$50.00	9/27/2010 2:58:07 PM
IntrepidInvestment	$50.00	$50.00	9/27/2010 2:58:20 PM
blackstar	$25.00	$25.00	9/27/2010 3:02:24 PM
wanna-help	$25.00	$25.00	9/27/2010 2:58:44 PM
famous-bill	$25.00	$25.00	9/27/2010 3:02:27 PM
treasure-bliss	$50.00	$50.00	9/27/2010 2:58:52 PM
trade-freshmaker	$50.00	$50.00	9/27/2010 3:02:30 PM
balanced-bill7	$50.00	$50.00	9/27/2010 2:59:11 PM
qtmspin	$50.00	$50.00	9/27/2010 2:59:47 PM
Dowanhill	$50.00	$50.00	9/27/2010 3:03:08 PM
kain11286	$50.00	$50.00	9/27/2010 2:59:51 PM
oreyedoc	$50.00	$50.00	9/27/2010 2:59:57 PM
Ocean713	$50.00	$50.00	9/27/2010 3:03:21 PM
lagnisiruk	$25.00	$25.00	9/27/2010 3:00:42 PM
on_your_side	$25.00	$25.00	9/27/2010 3:01:02 PM
inkplj	$25.89	$25.89	9/27/2010 3:19:43 PM
funfamilyX4	$25.00	$25.00	9/27/2010 3:02:45 PM
worthy-bid8	$25.00	$25.00	9/27/2010 3:03:51 PM
mercuriant	$25.00	$25.00	9/27/2010 3:04:00 PM
mtquan	$25.00	$25.00	9/27/2010 3:04:22 PM
MTlender	$25.00	$25.00	9/27/2010 3:22:52 PM
Smallbear	$25.00	$25.00	9/27/2010 3:27:24 PM
lcole32	$25.00	$25.00	9/27/2010 3:31:29 PM
gotjack	$25.00	$25.00	9/27/2010 3:29:00 PM
trumpeter5	$50.00	$50.00	9/27/2010 3:45:35 PM
thomas16882004	$25.00	$25.00	9/27/2010 3:48:38 PM
wlm3012	$25.00	$25.00	9/27/2010 5:15:07 PM
impartial-loan3	$25.00	$25.00	9/27/2010 7:36:10 PM
rapid-currency	$50.00	$50.00	9/27/2010 8:18:41 PM
credit-missile	$25.00	$25.00	9/27/2010 10:08:32 PM
Whipster	$25.00	$25.00	9/27/2010 7:32:51 PM
credit-missile	$25.00	$25.00	9/27/2010 10:07:36 PM
Dutchhunter	$27.65	$27.65	9/27/2010 11:20:02 PM
FinanceEngine	$25.00	$25.00	9/27/2010 9:06:17 PM
credit-missile	$25.00	$25.00	9/27/2010 10:08:09 PM
wwwUniversal	$25.00	$25.00	9/28/2010 12:39:08 AM
JustMee	$25.00	$25.00	9/28/2010 6:26:42 AM
blooming-kindness	$25.00	$25.00	9/28/2010 6:31:09 AM
leverage-monger	$25.00	$25.00	9/28/2010 9:12:28 AM
STLRacer	$25.00	$25.00	9/28/2010 7:21:15 AM
ethicalhumanist	$50.00	$50.00	9/28/2010 10:32:59 AM
KrauseVentures	$25.00	$25.00	9/28/2010 10:08:29 AM
DMKAssetManagement	$50.00	$50.00	9/28/2010 2:07:14 PM
reflective-rupee	$75.00	$75.00	9/28/2010 11:37:18 AM
reflective-rupee	$100.00	$100.00	9/28/2010 11:38:01 AM
skillful-asset5	$40.00	$40.00	9/28/2010 2:22:08 PM
prudent-dough	$25.00	$25.00	9/28/2010 1:01:52 PM
johnk317	$25.00	$25.00	9/28/2010 2:10:10 PM
icon7	$50.00	$50.00	9/28/2010 3:05:10 PM
TakeCare	$50.00	$50.00	9/28/2010 2:51:41 PM
AM2171	$25.00	$25.00	9/28/2010 3:07:19 PM
194 bids
Borrower Payment Dependent Notes Series 476580
This series of Notes was issued and sold upon the funding of the borrower loan #44621, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,577.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%	Auction start date:	Sep-23-2010
				Auction end date:	Sep-30-2010

Starting lender yield:	33.77%	Starting borrower rate/APR:	34.77% / 38.71%	Starting monthly payment:	$71.13
Final lender yield:	23.31%	Final borrower rate/APR:	24.31% / 28.00%	Final monthly payment:	$62.13

Auction yield range:	13.79% - 33.77%	Estimated loss impact:	15.25%
Lender servicing fee:	1.00%	Estimated return:	8.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Sep-2005	Debt/Income ratio:	24%
Credit score:	680-699 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 4	Length of status:	1y 8m
Amount delinquent:	$0	Total credit lines:	7	Occupation:	Teacher's Aide
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,354	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	85%
		Homeownership:	No
Screen name:	RMI_Babylon	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New Tires/Paying Off Credit Card
Purpose of loan:
This loan will be used to buy four new tires and to pay off a credit card.

1. My current tires are beginning to be bare and I'm looking to replace them before it starts raining. Estimated $600-800 for a set of 4.

2. The Credit Card I want to pay off is a Chase Card at $455 (27% APR). After the new credit laws came in they canceled my card even though I never missed a payment or over drafted. I simply want to be done with them and pay interest to someone more deserving. I normally pay about $20/month on this card.

My financial situation:
I am a good candidate for this loan because I have never missed a payment and am financially stable.

I have worked for my current employer for almost 2 years and there is no chance of me losing my job because we are always hiring new staff. In case you're wondering, I work with children with Autism and the reason for the turnover is that most people can't handle it. I on the other hand love my job and will be there until I can move onto something greater.

Before you bid on my listing, know that the money will always be ready in my bank account to pay the Prosper loan.

Monthly net income: $? 1,200

Monthly expenses:
? Housing: $ 250
? Insurance: $ 0
? Car expenses: $ 80
? Utilities: $ 0
? Phone, cable, internet: $ 50
? Food, entertainment: $ 240
? Clothing, household expenses $ 0
? Credit cards and other loans: $ 190
? Other expenses: $ 0

Total: $810

I have fairly low monthly expenses because I am currently living with my family.

Feel free to ask any questions, thanks for bidding :)

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

credit-missile	$25.00	$25.00	9/30/2010 10:13:47 AM
loanman2007	$200.00	$200.00	9/28/2010 8:02:34 AM
Catz_aplenty	$25.00	$25.00	9/28/2010 10:08:43 AM
doopers	$25.00	$25.00	9/28/2010 8:37:17 AM
whatreality	$25.00	$25.00	9/29/2010 10:17:30 AM
green-rapid-openness	$50.00	$8.06	9/29/2010 11:12:46 AM
CASSHMAN	$50.00	$50.00	9/29/2010 1:37:26 PM
favorite-commerce	$50.00	$50.00	9/29/2010 6:09:32 PM
relaxation688	$25.00	$25.00	9/29/2010 4:40:15 PM
priceless-euro0	$25.00	$25.00	9/29/2010 6:25:51 PM
cr55595	$25.00	$25.00	9/29/2010 8:50:31 PM
prominence8	$25.00	$25.00	9/29/2010 9:28:25 PM
GrowthAspirations	$50.00	$50.00	9/29/2010 9:58:02 PM
carrinel	$50.00	$50.00	9/30/2010 5:16:00 AM
Leshan	$200.00	$200.00	9/30/2010 8:07:08 AM
JGuide	$26.64	$26.64	9/30/2010 10:08:46 AM
Ebanco	$25.00	$25.00	9/30/2010 1:20:55 PM
Polonius	$25.86	$25.86	9/30/2010 2:11:50 PM
towering-dinero	$25.00	$25.00	9/30/2010 2:15:59 PM
credit-missile	$25.00	$25.00	9/30/2010 10:13:04 AM
lendstats_com	$200.00	$200.00	9/24/2010 8:17:09 PM
JGuide	$26.64	$26.64	9/25/2010 12:00:27 PM
durable-economy2	$44.00	$44.00	9/27/2010 3:19:23 PM
Red-Bull-One	$30.80	$30.80	9/29/2010 12:48:07 PM
corporatejim	$25.00	$25.00	9/30/2010 5:14:13 AM
druidpoet	$40.00	$40.00	9/30/2010 9:23:01 AM
capital-kingdom	$25.00	$25.00	9/30/2010 10:24:02 AM
Brighter_Future	$25.00	$25.00	9/30/2010 1:12:45 PM
moola-monger9	$50.00	$50.00	9/30/2010 2:11:54 PM
Rule62	$25.00	$25.00	9/30/2010 12:37:36 PM
ultimate-peace	$150.00	$150.00	9/30/2010 1:17:49 PM
31 bids
Borrower Payment Dependent Notes Series 476984
This series of Notes was issued and sold upon the funding of the borrower loan #44644, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%	Auction start date:	Sep-24-2010
				Auction end date:	Sep-26-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$82.19
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$82.19

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Mar-1993	Debt/Income ratio:	Not calculated
Credit score:	720-739 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	22y 2m
Amount delinquent:	$0	Total credit lines:	15	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,475
Delinquencies in last 7y:	0	Bankcard utilization:	25%
		Homeownership:	No
Screen name:	asset-knickers1	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Interior painting
Purpose of loan:
This loan will be used to improve the appearance of my home's interior with the help of a professional painter.

My financial situation:
I am a good candidate for this loan because I am a reliable person in financial matters. It would take a very extreme situation, such as no income at all, to place the payback of this loan in jeopardy.? I work hard to keep my word.

Monthly net income: $ 26,000

Monthly expenses: $ 1250
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What do you do for a living? - SeeksValue
A: I am a Retired Police Officer. (Sep-24-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

transaction-circuit	$50.00	$50.00	9/24/2010 2:34:10 PM
kulender	$100.00	$100.00	9/24/2010 2:34:07 PM
AF-Chief	$25.00	$25.00	9/24/2010 2:37:52 PM
patriot897	$25.00	$25.00	9/24/2010 2:43:14 PM
agiovasil	$25.00	$25.00	9/24/2010 2:37:09 PM
AlexTrep	$25.00	$25.00	9/24/2010 2:35:44 PM
danthemon35	$25.00	$25.00	9/24/2010 2:43:09 PM
elegant-loot	$25.00	$25.00	9/24/2010 2:55:02 PM
bid-czar8	$25.00	$25.00	9/24/2010 2:37:33 PM
hopethisworks	$25.00	$25.00	9/24/2010 2:53:20 PM
organic-order	$25.00	$25.00	9/24/2010 2:56:28 PM
soulful-truth	$40.53	$40.53	9/24/2010 2:43:11 PM
janus_god	$25.00	$25.00	9/24/2010 2:53:56 PM
Wellman	$55.95	$55.95	9/24/2010 2:56:05 PM
balance-hercules	$100.00	$35.95	9/24/2010 3:18:56 PM
Adam_00	$50.00	$50.00	9/24/2010 3:01:21 PM
industrious-dedication	$25.00	$25.00	9/24/2010 3:18:55 PM
HHP	$25.00	$25.00	9/24/2010 2:59:23 PM
aggresive-nickel2	$25.00	$25.00	9/24/2010 3:18:53 PM
cashhelp	$25.00	$25.00	9/24/2010 3:21:25 PM
Little_Tuna_College_Fund	$50.00	$50.00	9/24/2010 11:07:47 PM
Little_Tuna_College_Fund	$50.00	$50.00	9/24/2010 11:08:53 PM
SeeksValue	$25.00	$25.00	9/25/2010 5:46:41 AM
gain-aspen	$25.00	$25.00	9/25/2010 7:13:59 PM
handshake5	$100.00	$100.00	9/24/2010 2:36:26 PM
6moonbeams	$25.00	$25.00	9/24/2010 2:36:08 PM
HedgeFund	$50.00	$50.00	9/24/2010 2:43:02 PM
agiovasil	$25.00	$25.00	9/24/2010 2:36:55 PM
Lam0nt	$25.00	$25.00	9/24/2010 2:43:03 PM
czar3	$40.00	$40.00	9/24/2010 2:55:04 PM
zone8	$44.31	$44.31	9/24/2010 2:55:08 PM
market-walnut5	$25.00	$25.00	9/24/2010 2:53:56 PM
momoney2lend	$25.00	$25.00	9/24/2010 2:55:00 PM
Ocean713	$35.95	$35.95	9/24/2010 2:58:56 PM
Rattlehead	$25.00	$25.00	9/24/2010 3:00:28 PM
newest-inspiring-power	$25.00	$25.00	9/24/2010 2:55:05 PM
tech310	$50.00	$50.00	9/24/2010 3:02:22 PM
Aljasa2008	$25.00	$25.00	9/24/2010 3:18:54 PM
aasx1108	$30.54	$30.54	9/24/2010 2:59:26 PM
villagers	$25.00	$25.00	9/24/2010 2:58:55 PM
orange-preeminant-bill	$32.60	$32.60	9/24/2010 2:59:02 PM
GeelongTrader	$25.00	$25.00	9/24/2010 3:18:52 PM
elegant-bonus	$25.00	$25.00	9/24/2010 2:59:31 PM
DadWarbucks	$25.00	$25.00	9/24/2010 2:59:53 PM
glimmering-point	$25.00	$25.00	9/24/2010 3:18:45 PM
credit-wheel7	$34.17	$34.17	9/24/2010 3:18:55 PM
dollardave	$100.00	$100.00	9/24/2010 4:48:21 PM
SolarMoonshine	$25.00	$25.00	9/24/2010 5:47:13 PM
JustMee	$25.00	$25.00	9/24/2010 5:32:39 PM
Little_Tuna_College_Fund	$50.00	$50.00	9/24/2010 11:08:30 PM
exchange-dreams	$25.00	$25.00	9/24/2010 8:14:32 PM
Little_Tuna_College_Fund	$50.00	$50.00	9/24/2010 11:08:10 PM
Brown98	$25.00	$25.00	9/25/2010 1:53:51 AM
nickel-demon2	$100.00	$100.00	9/26/2010 9:31:15 AM
pani5ue	$25.00	$25.00	9/26/2010 11:13:58 AM
55 bids